UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2018
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA		92121 (Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.425) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2018, Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) entered into a License Agreement with Roivant Sciences GmbH (“Roivant”), pursuant to which, among other things, Ligand granted to Roivant an exclusive (even as to Ligand), royalty-bearing right and license under patents related to Ligand’s Glucagon Receptor Antagonist (“GRA”) program, including the lead compound LGD-6972, and related know-how (collectively, the “Licensed Technology”) to develop, make, have made, use, sell, have sold, import and export any product covered by the Licensed Technology in and for all uses in humans or animals. Roivant will be responsible for research, development, manufacturing and commercialization activities, including all regulatory filings, and has the right to sublicense its rights in certain circumstances.

The licensed products are inhibitors of glucagon receptors, which may provide an alternative approach to controlling blood glucose levels in patients with diabetes. Rights to the GRA program were acquired by Ligand pursuant its acquisition of Metabasis Therapeutics, Inc. (“Metabasis”) and since then Ligand has advanced development of the GRA program and conducted clinical trials related to the GRA program.

Under the terms of the License Agreement, Ligand is entitled to receive total potential license and milestone payments of up to $533.8 million, which is comprised of $20 million payable upon signing and an additional aggregate amount of up to $513.8 million of one-time, non-refundable milestone payments in connection with licensed products containing any Licensed Technology upon the achievement of certain development, regulatory and sales-based milestones. Roivant is also obligated to pay to Ligand royalties on aggregate annual worldwide net sales of licensed products at tiered percentage rates ranging from low double digits to the mid-teens, with the top tier applying to annual Net Sales above three billion dollars.

Unless earlier terminated, the term of the License Agreement shall continue until the later of, on a country-by-country basis, (i) the expiration of the patent that covers a licensed product in such country, (ii) the expiration of any market exclusivity or data exclusivity granted by the applicable regulatory authority in such country, and (iii) 12 years after the first commercial sale of the licensed product in such country.

Either party may terminate the License Agreement upon the other party's uncured material breach of the License Agreement, insolvency, or bankruptcy. In addition, Ligand has the right to terminate the License Agreement if Roivant challenges the validity of a licensed patent and Roivant has the right to terminate the License Agreement for convenience following a specified period after notice of termination.

In the event that the License Agreement is terminated for any reason: (i) all licenses granted to Roivant under the License Agreement will terminate and Roivant will, upon Ligand’s request, assign and transfer to Ligand, at no cost to Ligand, all regulatory documentation and all regulatory approvals to the extent related to the licensed products; and (ii) Roivant will enter into good faith negotiations with Ligand regarding the grant to Ligand of an exclusive, royalty-bearing, worldwide license under any Roivant-controlled patent rights, improvements, know-how and other intellectual property related to the licensed products.

The foregoing summary of the terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, copies of which will be filed with the Securities and Exchange Commission by Ligand with its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2018, requesting confidential treatment for certain portions.

Item 7.01 Regulation FD Disclosure

Including the $20 million upfront payment received in this transaction, Ligand now anticipates 2018 total revenue to be approximately $184 million with royalties of approximately $116 million, material sales of approximately $23 million and license fees and milestones of at least $45 million, with the potential for up to an additional $20 million in license fees and milestones. Ligand notes that with revenue of $184 million, adjusted earnings per diluted share would be approximately $4.85. Previous guidance was for 2018 total revenue to be approximately $164 million and for adjusted earnings per share to be approximately $4.22.

The information in this Current Report on Form 8-K is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01. Other Items.

Holders of glucagon contingent value rights (“CVRs”) pursuant to the Contingent Value Rights Agreement, dated January 27, 2010, as amended, by and among Ligand, Metabasis, the Stockholders Representative named therein and the Rights Agent named therein (the “Glucagon CVR Agreement”) are entitled to receive 20% of the aggregate Proceeds actually received by Ligand before the Outside Date, as defined in the Glucagon CVR Agreement, in connection with the License Agreement subject to certain adjustments for Ligand’s out of pocket expenses and other items.

The foregoing summary of the terms of the Glucagon CVR does not purport to be complete and is qualified in its entirety by reference to the Glucagon CVR Agreement which was included in Ligand’ Current Report on Form 8-K filed January 28, 2010.

This report contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this report. These forward-looking statements include comments regarding guidance for the full-year 2018 financial results. Actual results may differ from such forward-looking statements due to risks and uncertainties which may be beyond Ligand’s control. The failure to meet expectations with respect to any of the foregoing matters may reduce Ligand's stock price. Additional information concerning these and other important risk factors affecting Ligand can be found in Ligand's prior press releases available at www.ligand.com as well as in Ligand's public periodic filings with the Securities and Exchange Commission, available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this report, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LIGAND PHARMACEUTICALS INCORPORATED

Date: March 6, 2018	By: /s/ Charles Berkman Name: Charles Berkman Title: Senior Vice President, General Counsel and Secretary